                                                               EXHIBIT NO. 99.2

  In order to receive the Merger Consideration (as defined below) pursuant to the terms of the Agreement and Plan of Merger described below, a properly completed and duly executed copy of this Letter of Transmittal, together with the certificates representing your shares of common stock of Bally Gaming International, Inc. ("BGII"), must be delivered to the Exchange Agent at the address set forth below. Delivery of this Letter of Transmittal and/or such certificates to an address other than as shown below will not constitute a valid delivery and will not transfer title or risk of loss, which will remain with you. An addressed envelope is enclosed for your convenience.

                               ----------------

                             LETTER OF TRANSMITTAL

                    TO ACCOMPANY CERTIFICATES REPRESENTING
                           SHARES OF COMMON STOCK OF

                       BALLY GAMING INTERNATIONAL, INC.

                     CONVERTED AND EXCHANGED IN THE MERGER

                           OF BGII ACQUISITION CORP.

                                 WITH AND INTO

                       BALLY GAMING INTERNATIONAL, INC.

                           EFFECTIVE APRIL [ ], 1996

                               ----------------

                                EXCHANGE AGENT:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                                40 WALL STREET
                           NEW YORK, NEW YORK 10005

                               ----------------

  The Instructions accompanying this Letter of Transmittal constitute part of the terms and conditions hereof and should be read carefully before this Letter of Transmittal is completed.

                    DESCRIPTION OF BGII SHARES SURRENDERED

  Please Print Name and Address of Registered Holder(s):

  Please List Stock Certificate(s) Enclosed: (Attach additional list if necessary)

                                           NUMBER OF BGII
                                               SHARES
            CERTIFICATE NUMBER(S)           REPRESENTED
            ---------------------          --------------
            Total BGII Shares.............
            Surrendered...................

Gentlemen:

  The undersigned hereby surrenders to American Stock Transfer & Trust Company, as exchange agent (the "Exchange Agent"), the stock certificate(s) described above, representing shares of the common stock, par value of $.01 per share (the "BGII Shares"), of Bally Gaming International, Inc., a Delaware corporation ("BGII"), which have been converted into the right to receive (i)
a cash payment of $    (the "Cash Consideration"), (ii)     shares of the
common stock, $.10 par value (the "Alliance Common Shares"), of Alliance
Gaming Corporation, a Nevada corporation ("Alliance") and (iii)     shares of
the 15% Non-Voting Junior Special Stock, Series B, $.10 par value, of Alliance (the "Alliance Special Shares") for each BGII share (the "Merger Consideration"), pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated October 18, 1995, as amended, by and among Alliance, BGII Acquisition Corp. ("BAC") and BGII (the "Merger Agreement"). Pursuant to the Merger Agreement, BAC was merged with and into BGII, effective April , 1996.

  The undersigned hereby represents and warrant(s) that (1) the undersigned has/have received a copy of the Joint Proxy Statement/Prospectus, dated March 11, 1996, (2) the undersigned is/are the exclusive owner(s) or the duly authorized representatives of the exclusive owner(s) of such shares, is/are entitled to exercise all rights evidenced thereby and has/have full power and authority to transfer such shares and to surrender them to the Exchange Agent in accordance with the terms hereof and (3) such shares are free and clear of all liens, restrictions, charges, pledges and other encumbrances and are not subject to any adverse claim. The undersigned will upon request exercise and deliver any additional documents determined by the Exchange Agent or Alliance to be necessary or desirable to complete the surrender of such shares.

  All authority herein conferred or agreed to be conferred shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

  The undersigned understands that the Cash Consideration will not be paid to holders of BGII Shares, no certificate representing Alliance Common Shares or Alliance Special Shares, and no dividend or distribution payable to holders of Alliance Common Shares or Alliance Special Shares will be issued until a duly executed and properly completed copy of this Letter of Transmittal and the accompanying certificates representing surrendered BGII Shares have been received by the Exchange Agent.

  The undersigned understands that certificates will not be issued representing fractional Alliance Common Shares. Instead, any BGII stockholder otherwise entitled to receive a fractional share of Alliance Common Shares will be paid an amount of cash equal to such fraction multiplied by $
[closing price of Alliance Common Shares at Effective Time]. The undersigned also understands that no interest will be paid on amounts due for BGII Shares.

  Unless otherwise indicated below under "Special Exchange and Payment Instructions," please issue the check for the payment of the Cash Consideration and the cash in lieu of fractional Alliance Common Shares and issue the certificates for Alliance Common Shares and Alliance Special Shares in the name(s) of the record holder(s) set forth above. Unless otherwise indicated below under "Special Delivery Instructions," please mail the checks for the payment of the Cash Consideration and the cash in lieu of fractional shares and certificates for Alliance Common Shares and Alliance Special Shares to the record holder(s) at the address set forth above.

                   SPECIAL EXCHANGE AND PAYMENT INSTRUCTIONS

  To be completed ONLY if certificates for Alliance Common Shares and Alliance Special Shares and the checks for payment of the Cash Consideration and the cash in lieu of fractional shares are to be issued in the name of someone OTHER than the record holder(s) listed above (see Instruction 7 on Page 7 hereof).

PLEASE ISSUE AS FOLLOWS:

Name __________________________________________________________________________
                                (Please print)

Address _______________________________________________________________________
                                  (Zip Code)

Tax ID or Social Security Number ______________________________________________

                         SPECIAL DELIVERY INSTRUCTIONS

  To be completed ONLY if certificates for Alliance Common Shares and the checks for the payment of the Cash Consideration and the cash in lieu of fractional shares are to be sent to someone OTHER than the record holder(s) or to an address other than that shown above for such record holder(s).


PLEASE DELIVER AS FOLLOWS:

Name __________________________________________________________________________
                                (Please Print)

Address _______________________________________________________________________
                                  (Zip Code)

Tax ID or Social Security Number ______________________________________________

SIGNATURE(S)

SIGN HERE: __________________________     Date: _______________________________


     _____________________________        Telephone Number: ___________________

     _____________________________
     Signature(s) of Shareholder(s)

  (MUST BE SIGNED BY REGISTERED HOLDER(S) EXACTLY AS NAME(S) APPEAR(S) ON STOCK CERTIFICATE(S) OR BY PERSON(S) AUTHORIZED TO BECOME REGISTERED HOLDER(S) BY CERTIFICATES AND DOCUMENTS TRANSMITTED. IF SIGNED BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OF A CORPORATION OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE PRINT THE FOLLOWING INFORMATION AND SEE INSTRUCTION 7.)

Name(s) of Securities Dealers, Inc.       Capacity ____________________________

_____________________________________

                                          _____________________________________
                                                 (Authorized Signature)

                                          _____________________________________
                                          (Title of Officer Signing Guarantee)

                  INSTRUCTIONS FOR SURRENDERING CERTIFICATES

                   (FORMING PART OF THE TERMS AND CONDITIONS
                         OF THE LETTER OF TRANSMITTAL)

  1. The Merger; Payment. The merger of BAC with and into BGII was effective April , 1996. Pursuant to the terms and conditions of the Merger Agreement, each BGII Share was automatically converted on that date into the right to receive the Merger Consideration. Upon receipt of the Letter of Transmittal and surrendered BGII Share certificates, the Exchange Agent will determine the amount of the cash payment you will receive as the Cash Consideration, and the
exact amount of Alliance Common Shares and     Alliance Special Shares which
you will receive for your BGII Shares, based on a conversion ratio of Alliance Common Shares and Alliance Special Shares for each BGII share, in accordance with the terms of the Merger Agreement. No fractional shares of Alliance Common Shares will be issued. In lieu thereof, you will receive a check for the cash payment for any fraction of a share otherwise issuable. No interest will be paid on amounts due for BGII Shares.

  2. Execution and Delivery. Stock certificates for all BGII Shares surrendered, together with the properly completed and duly executed Letter of Transmittal or facsimile thereof and any other documents required in connection with the Letter of Transmittal should be mailed or delivered to the Exchange Agent at the appropriate address described herein. Each certificate for BGII Shares surrendered hereunder should be listed separately, with the certificate numbers in numerical order, in the space marked "Certificates Enclosed" on page 2 of the Letter of Transmittal.

  3. Conditions. Payment by check for the Cash Consideration and cash in lieu of fractional shares, and issuance of Alliance Common Shares and Alliance Special Shares in exchange for BGII Shares surrendered and accepted pursuant to the Letter of Transmittal will be made only upon receipt by the Exchange Agent of the stock certificates representing your BGII Shares, a properly completed and duly executed Letter of Transmittal and any other required documents.

  4. Method of Delivery. The method of delivery of the Letter of Transmittal, the stock certificates and other required documents are at the option and risk of the shareholder. The delivery will be deemed made only when physically received by the Exchange Agent. If delivery is by mail, it is suggested that certified or registered mail with return receipt requested, properly insured, be used.

  5. No Conditional Surrenders. No alternative, irregular or conditional surrender will be accepted.

  6. Inadequate Space. If the space provided in the Letter of Transmittal is inadequate, the certificate numbers and number of shares or any additional special instructions should be set forth on a separately signed schedule to be attached hereto.

  7. Signatures, Stock Powers and Endorsement; Guarantee of Signatures. If the Letter of Transmittal is signed by the registered holder(s) of the certificates tendered hereby, the signatures must correspond with the name(s) as written on the face of the certificates, without alteration, enlargement or any difference whatsoever.

  If any shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

  When this Letter of Transmittal is signed by the registered holder(s) of the certificate(s), no endorsements of the certificate(s) or separate stock powers are required. If, however, the check for payment of the Cash Consideration, the certificates for Alliance Common Shares, Alliance Special Shares and/or the check for payment of cash in lieu of fractional shares are to be issued to a person or persons other than the registered holder(s), the endorsement of the certificate(s) transmitted hereby or separate stock powers are required, and the signature thereon must be guaranteed by a commercial bank or trust company in the United States, a member of a national securities exchange or a member of the National Association of Securities Dealers, Inc. (an "Eligible Institution").

  If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s). Signatures on such certificate(s) or stock powers must be guaranteed by an Eligible Institution (unless the certificate(s) or stock powers are signed by an Eligible Institution).

  If the Letter of Transmittal, any stock certificates or any stock power(s) are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person(s) should so indicate when signing and must submit proper evidence satisfactory to Alliance of their authority to so act.

  8. Mutilated, Lost, Stolen or Destroyed Certificates. Any shareholder whose stock certificates have been mutilated, lost, stolen or destroyed should contact the Exchange Agent for further instructions.

  9. Form W-9. A shareholder who surrenders stock certificate(s) hereunder is required to provide the Exchange Agent with a correct Taxpayer identification Number ("TIN") on Form W-9, which is provided herewith, and to certify that the shareholder is not subject to backup withholding. Failure to provide the information on the form may subject the surrendering shareholder to backup withholding as described below.

  10. Stock Transfer Taxes. If the check for payment of the Cash Consideration, certificate(s) for Alliance Common Shares, Alliance Special Shares and/or the check for payment of cash in lieu of fractional shares are to be registered or issued in the name of any person(s) other than registered holder(s) of the certificates surrendered hereby, or if certificates surrendered hereby are registered in the name of any person(s) other than the person(s) signing the Letter of Transmittal, or if for any other reason a stock transfer tax is imputed, the amount of any such stock transfer tax, whether imputed on the registered holder(s) or any other person(s), will be payable to the Exchange Agent by the shareholder surrendering such certificates. if satisfactory evidence of payment of such tax or exemption therefrom is not submitted herewith, the amount of such stock transfer tax will be deducted from any cash payable to the shareholder surrendering certificates or, if such amount is not sufficient, the balance due will be billed to such shareholder.

  Except as provided in this Instruction 10, it will not be necessary for transfer tax stamps to be affixed to the certificate(s) listed in the Letter of Transmittal.

  11. Compliance and Waiver. All questions as to the validity, form and acceptance of the certificate(s) surrendered will be determined by the Exchange Agent and Alliance, whose determination shall be final and binding. Alliance reserves the right to waive any irregularities or defects in the surrender of any certificate(s) and its interpretation of the terms and conditions of this Letter of Transmittal (including these instructions) with respect to such irregularities or defects shall be final and binding. A surrender will not be deemed to have been made until all irregularities or defects have been cured or waived.

  12. Request for Assistance or Additional Copies. Questions and requests for additional assistance or copies should be submitted to American Stock Transfer
& Trust Company, the Exchange Agent, at       or by mail at the appropriate
address set forth on Page 1 of this Letter of Transmittal.

                           IMPORTANT TAX INFORMATION

  Under Federal income tax laws, a shareholder whose certificates for BGII Shares are surrendered is required to provide the Exchange Agent (as payer) with his or her correct TIN on Form W-9 provided herewith. If such shareholder is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the shareholder may be subject to a penalty imposed by the Internal Revenue Service. In addition, payments that are made to such a shareholder with respect to payments of the Cash Consideration, the cash in lieu of fractional shares and dividend payments with respect to Alliance Common Shares or Alliance Special Shares may be subject to backup withholding.

  Exempt shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. (In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement signed under penalty of perjury, attesting to that individuals exempt status.) You should consult your personal tax advisor for additional instructions.

  If backup withholding applies, the Exchange Agent is currently required to withhold 31 percent of any such payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by such persons.

  PURPOSE OF FORM W-9. To prevent backup withholding on payments that are made to a shareholder with respect to BGII Shares converted pursuant to the Merger Agreement, the shareholder is required to notify the Exchange Agent of his or her correct TIN by completing the Form W-9 provided herewith certifying that the TIN provided on such form is correct (or that such shareholder is awaiting a TIN). The Form W-9 attached hereto includes instructions to ensure proper completion of the form. Shareholders with any questions should consult their personal tax advisor for additional assistance.

  WHAT NUMBER TO GIVE THE EXCHANGE AGENT. Shareholders are required to give the Exchange Agent the social security number or employer identification number of the record owner of the shares. If the shares are in more than one name or are not in the name of the actual owner, you should refer to the guidelines on Page 2 of Form W-9 attached.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

  GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER.

  Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

----------------------------------     ---------------------------------------

                                           GIVE THE
                                           SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                  NUMBER OF--
--------------------------------------------------------
1.   An individual's account               The individual
2.   Two or more individuals               The actual owner of the account or,
     (joint account)                       if combined funds, any one of the
                                           individuals(1)
3.   Husband and wife                      The actual owner of the account or,
     (joint account)                       if joint funds, either person(1)
4.   Custodian account of a minor          The minor(2)
     (Uniform Gift to Minors Act)
5.   Adult and minor (joint account)       The adult, or if the minor is the only
                                           contributor, the minor(1)
6.   Account in the name of                The ward, minor, or incompetent
     guardian or committee for a           person(3)
     designated ward, minor, or
     incompetent person
7.   A. The usual revocable                The grantor-trustee(1)
        savings trust account
        (grantor is also trustee)
     B. So-called trust account            The actual owner(4)
        that is not a legal or valid trust
        under State law

                                        GIVE THE
                                        SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:               NUMBER OF--
                                       --------------------------------------
 8.  Sole proprietorship account        The owner(4)
 9.  A valid trust, estate or pension   The legal entity (Do not furnish the
     trust                              identifying number of the personal
                                        representative or trustee unless the
                                        legal entity itself is not designated
                                        in the account title.)(5)
10.  Corporate account                  The corporation
11.  Religious, charitable or           The organization
     educational organization account
12.  Partnership account held in the    The partnership
     name of the business
13.  Association, club, or other tax-   The organization
     exempt organization
14.  A broker or registered nominee     The broker or nominee
15.  Account with the Department of     The public entity
     Agriculture in the name of a
     public entity (such as a state or
     local government, school district,
     or prison) that receives
     agricultural program payments


----------------------------------     ---------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

  If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

  Payees specifically exempted from backup withholding on ALL payments include the following:

  .  A corporation.

  .  A financial institution.

  . An organization exempt from tax under section 501(a), or an individual retirement plan.

  .  The United States or any agency or instrumentality thereof.

  . A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  .  An international organization or any agency or instrumentality thereof.

  . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

  .  A real estate investment trust.

  .  A common trust fund operated by a bank under section 584(a).

  .  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a) (1).

  . An entity registered at all times under the Investment Company Act of 1940.

  .  A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  .  Payments to nonresident aliens subject to withholding under section
     1441.

  . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

  . Payments of patronage dividends where the amount received is not paid in money.

  .  Payments made by certain foreign organizations.

  Payments of interest not generally subject to backup withholding include the following:

  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  .  Payments described in section 6049(b)(5) to nonresident aliens.

  .  Payments on tax-free covenant bonds under section 1451.

  .  Payments made by certain foreign organizations.

  .  Payments made to a nominee.

  EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

  PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

  (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

  (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

  (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

  (4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to that failure.

  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.